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                                                                     Exhibit 2.3


                    FIRST AMENDMENT TO LEASE AND AGREEMENT
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     This First Amendment to Lease and Agreement ("Amendment") is made and entered into as of this 6th day of September, 2000, by and between Pinnacle Entertainment, Inc., a Delaware corporation, successor by merger with Hollywood
Park, Inc. ("Landlord"),   and Century Gaming Management, Inc. a California
corporation ("Tenant").

     A. Landlord and Tenant entered into that certain Lease and Agreement dated as of September 10, 1999 ("Lease"), whereby Tenant leases from Landlord that certain real property in Inglewood, California upon which Tenant operates the Hollywood Park-Casino (the "Premises").

 B.          Landlord and Tenant desire to amend the Lease as set forth below.
          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landord and Tenant agree as follows:
  1.         Defined Terms.  Capitalized terms used herein, but not defined
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herein, shall have the meanings ascribed to such terms in the Lease.

  2.         Term.  The Term of this Lease shall commence on the Commencement
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Date and shall continue until the earlier of (i) December 31, 2001 or (ii)  the expiration or the earlier termination of the CDC Lease, unless sooner terminated pursuant to any provision hereof.

  3.         Relationship to Lease.  This Amendment supercedes any inconsistent
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provisions contained in the Lease.  Except as amended hereby, the Lease remains in full force and effect.

  4.         Further Assurances.  Each of the parties hereto shall execute and
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deliver such other and further documents and do such other and further acts as may be reasonably required to effectuate the intent of the parties and carry out the terms of this Amendment.

  5.         Counterparts.  This Amendment may be executed in counterparts,
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which, when taken together shall be one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

LANDLORD                               TENANT

Pinnacle Entertainment, Inc.,          Century Gaming Management, Inc.,
a Delaware corporation                 a California corporation

By: /s/ G. Michael Finnigan            By:  /s/ Leo Chu
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Its: Authorized Signatory              Its: President
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